UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 8, 2005, the Company received a letter by facsimile from the Director, NASDAQ Listing Qualifications.

“Pursuant to the rules of the Nasdaq Stock Market, each company listed on Nasdaq was required to comply with Nasdaq’s new corporate governance requirements set forth under Marketplace Rule 4350 (the “Rule”) no later than July 31, 2005; however, based on Staff’s review of such information as was publicly available, Staff determined that the Company did not comply with the independent director requirement for continued inclusion set forth in Marketplace Rule 4350. On July 29, 2005, Staff telephonically notified the Company of this deficiency.

“Subsequently, on August 8, 2005, the Company filed a Form 8-K that disclosed that Judith H. Kaplan resigned from the Company’s Board of Directors. As such, the Company’s Board of Directors is now comprised of a majority of independent directors, and the Company now complies with the independent director requirement under the Rule. Accordingly, the matter is now closed.”

This Form 8-K is filed as required by that Form to provide notice of receipt of the above quoted notification.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired: None

(b)  Pro Forma Financial Information: None

(c)  Exhibits: none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ JOHN R. OLIVER
John R. Oliver
Chief Financial Officer
Date: August 10, 2005